UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 30, 2016

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (310) 735-0085

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of a Named Executive Officer
On August 30, 2016, Michael Yoshida resigned his position as VP, Controller of U.S. Auto Parts Network, Inc. (the “Company”), effective September 2, 2016. The Company and Mr. Yoshida have entered into a Transition Consulting Services Agreement, dated August 30, 2016 (the “Consulting Agreement”), pursuant to which Mr. Yoshida will serve as a part-time consultant to the Company through October 31, 2016, unless terminated earlier by the Company (the “Transition Period”). During the Transition Period, Mr. Yoshida will be paid at an hourly rate of $112.96 consistent with his current base salary and assist with an orderly transition of his duties and responsibilities.

The Transition Consulting Services Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description of this agreement is qualified in its entirety by reference to the full text of this agreement, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Transition Consulting Services Agreement, dated August 30, 2016, by and between the Company and Michael Yoshida.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2016	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ Neil T. Watanabe
Neil T. Watanabe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Consulting Services Agreement, dated August 30, 2016, by and between the Company and Michael Yoshida.